Exhibit 99.1

FedEx Reports Third Quarter Diluted EPS of $3.76

and Adjusted Diluted EPS of $4.51

Delivered Revenue, Operating Income, and EPS Growth

Completed $500 Million Share Repurchases During Quarter

Revises Full-Year Fiscal 2025 Earnings Outlook

Progresses FedEx Freight Spin-off Preparation

MEMPHIS, Tenn., March 20, 2025 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the third quarter ended February 28 (adjusted measures exclude the items listed below):

	Fiscal 2025		Fiscal 2024
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.2 billion	$22.2 billion	$21.7 billion	$21.7 billion
Operating income	$1.29 billion	$1.51 billion	$1.24 billion	$1.36 billion
Operating margin	5.8%	6.8%	5.7%	6.2%
Net income	$0.91 billion	$1.09 billion	$0.88 billion	$0.97 billion
Diluted EPS	$3.76	$4.51	$3.51	$3.86

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2025	Fiscal 2024
Business optimization costs	$0.56	$0.35
International regulatory and legacy FedEx Ground legal matters	0.12	—
FedEx Freight spin-off costs	0.07	—

"The FedEx team delivered improved profitability, while navigating a very challenging operating environment, including a compressed Peak season and severe weather events,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “I am proud of the team for executing on our transformation efforts while strengthening our value proposition and improving the customer experience. Looking ahead, we remain focused on supporting our customers amid the shifting macroeconomic environment.”

Consolidated operating results improved due to cost reduction benefits from DRIVE program initiatives, higher base yield at each transportation segment, and higher volume at Federal Express.

Federal Express segment operating results improved during the quarter, driven by cost reduction benefits from DRIVE, higher base yield, and increased U.S. and international export volume. These factors were partially offset by higher wage and purchased transportation rates, as well as the expiration of the U.S. Postal Service contract.

FedEx Freight segment operating results decreased during the quarter due to lower fuel surcharges, reduced weight per shipment, and fewer shipments, partially offset by higher base yield.

The quarter’s results include a net tax benefit of $46 million ($0.19 per diluted share), primarily from corporate entity structure changes and revisions of prior year estimates for actual tax return results.

Share Repurchase Program

FedEx completed its $2.5 billion fiscal 2025 share repurchase plan with $0.5 billion in share repurchases via open market transactions during the quarter. Approximately 1.8 million shares were repurchased, with the decrease in outstanding shares benefiting third quarter results by $0.12 per diluted share.

As of February 28, 2025, $2.6 billion remained available for repurchases under the company's 2024 stock repurchase authorization.

Cash on-hand as of February 28, 2025 was $5.1 billion.

Outlook

FedEx is unable to forecast the fiscal 2025 mark-to-market ("MTM") retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2025 earnings per share ("EPS") or effective tax rate ("ETR") outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission ("SEC"). It is reasonably possible that the fiscal 2025 MTM retirement plans accounting adjustments could have a material effect on fiscal 2025 consolidated financial results and ETR.

FedEx is revising its fiscal 2025 revenue, earnings and capital spending forecasts, and now expects:

•
Revenue flat to slightly down year over year, compared to the prior forecast of approximately flat;
•
Diluted EPS of $15.15 to $15.75 before the MTM retirement plans accounting adjustments compared to the prior forecast of $16.45 to $17.45 per share; and $18.00 to $18.60 per share after excluding costs related to business optimization initiatives, international regulatory and legacy FedEx Ground legal matters, and the planned spin-off of FedEx Freight, compared to the prior forecast of $19.00 to $20.00 per share; and

•
Capital spending of $4.9 billion, compared to the prior forecast of $5.2 billion, with a priority on investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.

FedEx is reaffirming its forecast of:

•
Permanent cost reductions from the DRIVE transformation program of $2.2 billion; and
•
ETR of approximately 24.0% prior to the MTM retirement plans accounting adjustments.

These forecasts assume the company's current economic forecast and fuel price expectations, and no additional adverse economic, geopolitical, or international trade-related developments. FedEx’s ETR and EPS forecasts are based on current law and related regulations and guidance.

“Our team continues to make strong progress on reducing our cost to serve and improving our operational performance–specifically at Federal Express–supporting operating income and earnings growth,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “Our revised earnings outlook reflects continued weakness and uncertainty in the U.S. industrial economy, which is constraining demand for our business-to-business services. Despite this uncertainty, I'm confident we are well positioned to execute on our transformation initiatives and create stockholder value.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on March 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our

Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, the optimization of our network through Network 2.0, the planned tax-free spin-off of the FedEx Freight business into a new independent publicly traded company (the "FedEx Freight Spin-off"), future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and optimize our network through Network 2.0, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; a significant data breach or other disruption to our technology infrastructure; our ability to successfully implement the FedEx Freight Spin-off and achieve the anticipated benefits of such transaction; anti-trade measures and additional changes in international trade policies and relations; damage to our reputation or loss of brand equity; our ability to remove costs related to services provided to the U.S. Postal Service ("USPS") under the contract for Federal Express Corporation to provide the USPS domestic transportation services that expired on September 29, 2024; our ability to meet our labor and purchased transportation needs while controlling related costs; failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to FedEx; the effects of a widespread outbreak of an illness or any other communicable disease or public health crises; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; the effect of intense competition; our ability to match capacity to shifting volume levels; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; labor-related disruptions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:

Caitlin Maier

901-434-8100

mediarelations@fedex.com

Investor Relations Contact:

Jeni Hollander

901-818-7200

ir@fedex.com

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2025 and Fiscal 2024 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2025 and 2024 consolidated operating income and margin, income taxes, net income and diluted earnings per share and adjusted third quarter fiscal 2025 and 2024 Federal Express segment operating income and margin. These financial measures have been adjusted to exclude the effects of the following items (as applicable):

•
Business optimization costs incurred in fiscal 2025 and 2024;
•
Costs related to international regulatory and legacy FedEx Ground legal matters incurred in fiscal 2025; and
•
Costs related to the planned spin-off of FedEx Freight incurred in fiscal 2025.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in the third quarter of fiscal 2025 and fiscal 2024. These costs were primarily related to professional services and severance.

In December 2024, FedEx announced that its Board of Directors has decided to pursue a full separation of FedEx Freight through the capital markets, creating a new publicly traded company. The transaction, which will be implemented through the spin-off of shares of the new company to FedEx stockholders, is expected to be tax-free for U.S. federal income tax purposes for FedEx stockholders. We incurred costs associated with the planned spin-off of FedEx Freight in the third quarter of fiscal 2025, which were primarily related to exchange offer and consent solicitation transactions to secure the release of the guarantee of FedEx Freight of certain series of outstanding senior notes of FedEx at the time FedEx Freight ceases to be a subsidiary of FedEx.

The charges incurred in connection with the international regulatory matter are extraordinary in nature and do not represent recurring expenses in our ordinary course of business. This item has been reduced in the amount of a gain recognized in the third quarter of fiscal 2025 in connection with the partial reversal of a loss accrual related to a legacy FedEx Ground legal matter that was also extraordinary in nature following a settlement.

Costs related to business optimization initiatives, international regulatory and legacy FedEx Ground legal matters, and the planned spin-off of FedEx Freight are excluded from our third quarter fiscal 2025 and 2024 consolidated and Federal Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The income tax effect of these costs is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these non-GAAP items on the company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2025 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2025 EPS forecast is a non-GAAP financial measure because it excludes fiscal 2025 MTM retirement plans accounting adjustments and estimated costs related to business optimization initiatives, international regulatory and legacy FedEx Ground legal matters, and the planned spin-off of FedEx Freight in fiscal 2025. Our fiscal 2025 ETR forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2025 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives, international regulatory and legacy FedEx Ground legal matters, and the planned spin-off of FedEx Freight are excluded from our fiscal 2025 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2025 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2025 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2025 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2025 consolidated financial results and ETR.

The table included below titled “Fiscal 2025 Diluted Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2025 EPS forecast, other than the MTM retirement plans accounting adjustments.

Third Quarter Fiscal 2025

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,292	5.8%	$272	$909	$3.76
Business optimization costs[3]	179	0.8%	42	137	0.56
International regulatory and legacy FedEx Ground legal matters[4]	38	0.2%	9	29	0.12
FedEx Freight spin-off costs[5]	5	0.0%	5	17	0.07
Non-GAAP measure	$1,514	6.8%	$328	$1,092	$4.51

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,294	6.7%
Business optimization costs	92	0.5%
International regulatory and legacy FedEx Ground legal matters	38	0.2%
Non-GAAP measure	$1,424	7.4%

Third Quarter Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,243	5.7%	$304	$879	$3.51
Business optimization costs[3]	114	0.5%	27	87	0.35
Non-GAAP measure	$1,357	6.2%	$331	$966	$3.86

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,173	6.3%
Business optimization costs	45	0.2%
Non-GAAP measure	$1,218	6.5%

Fiscal 2025 Diluted Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Diluted earnings per share before MTM retirement plans accounting adjustments (non-GAAP)[6]		$15.15 to $15.75

Business optimization costs	$850
International regulatory and legacy FedEx Ground legal matters	38
FedEx Freight spin-off costs	25
Total adjustments	$913
Income tax effect[1]	(214)
Net of tax effect	$699	2.85

Diluted earnings per share with adjustments (non-GAAP)[6]		$18.00 to $18.60

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – These expenses were recognized at Federal Express, as well as Corporate, other, and eliminations.

4 – These expenses were recognized at Federal Express.

5 – These expenses were recognized at Corporate, other, and eliminations.

6 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2025

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
Revenue:
Federal Express segment	$19,181	$18,672	3	$56,327	$55,871	1
FedEx Freight segment	2,089	2,205	(5)	6,595	7,042	(6)
Other and eliminations[1]	890	861	3	2,784	2,671	4
Total Revenue	22,160	21,738	2	65,706	65,584	—
Operating Expenses:
Salaries and employee benefits	7,879	7,693	2	23,543	23,311	1
Purchased transportation	5,634	5,345	5	16,409	15,776	4
Rentals and landing fees	1,178	1,145	3	3,507	3,434	2
Depreciation and amortization	1,066	1,072	(1)	3,207	3,183	1
Fuel	889	1,140	(22)	2,911	3,569	(18)
Maintenance and repairs	783	804	(3)	2,443	2,482	(2)
Business optimization costs	179	114	57	633	364	74
Other	3,260	3,182	2	9,629	9,461	2
Total Operating Expenses	20,868	20,495	2	62,282	61,580	1
Operating income (loss):
Federal Express segment	1,294	1,173	10	3,299	3,514	(6)
FedEx Freight segment	261	341	(23)	1,012	1,314	(23)
Corporate, other, and eliminations[1]	(263)	(271)	(3)	(887)	(824)	8
Total Operating Income	1,292	1,243	4	3,424	4,004	(14)
Other (Expense) Income:
Interest, net	(116)	(91)	27	(302)	(279)	8
Other retirement plans, net	50	40	25	149	120	24
Other, net	(45)	(9)	400	(53)	(37)	43
Total Other (Expense) Income	(111)	(60)	85	(206)	(196)	5
Income Before Income Taxes	1,181	1,183	—	3,218	3,808	(15)
Provision for Income Taxes	272	304	(11)	774	951	(19)
Net Income	$909	$879	3	$2,444	$2,857	(14)
Diluted Earnings Per Share	$3.76	$3.51	7	$9.99	$11.31	(12)
Weighted Average Common and
Common Equivalent Shares	242	250	(3)	244	252	(3)
Capital Expenditures	$997	$1,379	(28)	$2,582	$3,974	(35)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2025

(In millions, except share data)

	February 28, 2025
	(Unaudited)	May 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$5,135	$6,501
Receivables, less allowances	10,230	10,087
Spare parts, supplies, and fuel, less allowances	617	614
Prepaid expenses and other	1,232	1,005
Total current assets	17,214	18,207
Property and Equipment, at Cost	86,565	84,391
Less accumulated depreciation and amortization	45,601	42,900
Net property and equipment	40,964	41,491
Other Long-Term Assets
Operating lease right-of-use assets, net	16,468	17,115
Goodwill	6,332	6,423
Other assets	4,065	3,771
Total other long-term assets	26,865	27,309
	$85,043	$87,007
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$611	$68
Accrued salaries and employee benefits	2,601	2,673
Accounts payable	3,604	3,189
Operating lease liabilities	2,524	2,463
Accrued expenses	4,556	4,962
Total current liabilities	13,896	13,355
Long-Term Debt, Less Current Portion	19,530	20,135
Other Long-Term Liabilities
Deferred income taxes	4,308	4,482
Pension, postretirement healthcare, and other benefit obligations	1,664	2,010
Self-insurance accruals	3,914	3,701
Operating lease liabilities	14,366	15,053
Other liabilities	657	689
Total other long-term liabilities	24,909	25,935
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	4,245	3,988
Retained earnings	39,754	38,649
Accumulated other comprehensive loss	(1,499)	(1,359)
Treasury stock, at cost	(15,824)	(13,728)
Total common stockholders' investment	26,708	27,582
	$85,043	$87,007

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2025

(In millions)

(Unaudited)

	Nine Months Ended
	February 28, 2025	February 29, 2024
Operating Activities:
Net income	$2,444	$2,857
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,207	3,183
Other, net	2,965	2,544
Changes in operating assets and liabilities, net	(4,099)	(2,970)
Cash provided by operating activities	4,517	5,614
Investing Activities:
Capital expenditures	(2,582)	(3,974)
Purchase of investments	(197)	(110)
Proceeds from sale of investments	77	24
Proceeds from asset dispositions and other	42	94
Cash used in investing activities	(2,660)	(3,966)
Financing Activities:
Principal payments on debt	(89)	(143)
Proceeds from stock issuances	472	265
Dividends paid	(1,008)	(949)
Purchases of common stock	(2,517)	(2,000)
Other	(30)	(7)
Cash used in financing activities	(3,172)	(2,834)
Effect of exchange rate changes on cash	(51)	(26)
Net decrease in cash and cash equivalents	(1,366)	(1,212)
Cash and cash equivalents at beginning of period	6,501	6,856
Cash and cash equivalents at end of period	$5,135	$5,644

FEDERAL EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2025

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	February 28, 2025	February 29, 2024	Percent Change		February 28, 2025	February 29, 2024	Percent Change
Revenue:
Package:
U.S. priority	$2,646	$2,595	2		$7,800	$7,873	(1)
U.S. deferred	1,386	1,316	5		3,736	3,710	1
U.S. ground	8,986	8,363	7		25,298	24,805	2
Total U.S. domestic package revenue	13,018	12,274	6		36,834	36,388	1
International priority	2,097	2,317	(9)		6,534	7,034	(7)
International economy	1,465	1,107	32		4,413	3,407	30
Total international export package revenue	3,562	3,424	4		10,947	10,441	5
International domestic(1)	1,078	1,139	(5)		3,380	3,492	(3)
Total package revenue	17,658	16,837	5		51,161	50,321	2
Freight:
U.S.	286	641	(55)		1,238	1,795	(31)
International priority	551	520	6		1,717	1,641	5
International economy	470	438	7		1,462	1,380	6
Total freight revenue	1,307	1,599	(18)		4,417	4,816	(8)
Other	216	236	(8)		749	734	2
Total revenue	19,181	18,672	3		56,327	55,871	1
Operating expenses:
Salaries and employee benefits	6,390	6,141	4		18,920	18,520	2
Purchased transportation	5,196	4,954	5		15,064	14,611	3
Rentals and landing fees	1,002	968	4		2,975	2,906	2
Depreciation and amortization	926	933	(1)		2,779	2,787	—
Fuel	777	1,005	(23)		2,566	3,130	(18)
Maintenance and repairs	672	697	(4)		2,106	2,151	(2)
Business optimization costs	92	45	104		341	149	129
Intercompany allocations	(199)	(167)	19		(591)	(510)	16
Other	3,031	2,923	4		8,868	8,613	3
Total operating expenses	17,887	17,499	2		53,028	52,357	1
Operating income	$1,294	$1,173	10		$3,299	$3,514	(6)
Operating margin	6.7%	6.3%	40	bp	5.9%	6.3%	(40)	bp

1 – International Domestic revenue relates to international intra-country operations.

FEDERAL EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2025

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV) (000s)(1):
U.S. priority	1,588	1,634	(3)	1,597	1,664	(4)
U.S. deferred	1,162	1,104	5	1,048	1,027	2
U.S. ground commercial	4,181	4,189	—	4,260	4,289	(1)
U.S. ground home delivery/economy	7,887	7,090	11	7,092	6,826	4
Total U.S. domestic ADV	14,818	14,017	6	13,997	13,806	1
International priority	558	663	(16)	592	665	(11)
International economy	583	393	48	552	388	42
Total international export ADV	1,141	1,056	8	1,144	1,053	9
International domestic(2)	1,908	1,883	1	1,930	1,954	(1)
Total ADV	17,867	16,956	5	17,071	16,813	2
Revenue per package (yield):
U.S. priority	$26.44	$25.20	5	$25.70	$24.78	4
U.S. deferred	18.94	18.93	—	18.77	18.91	(1)
U.S. ground	11.82	11.77	—	11.73	11.68	—
U.S. domestic composite	13.95	13.90	—	13.85	13.80	—
International priority	59.65	55.48	8	58.11	55.40	5
International economy	39.92	44.71	(11)	42.03	46.00	(9)
International export composite	49.57	51.47	(4)	50.35	51.94	(3)
International domestic(2)	8.96	9.59	(7)	9.22	9.35	(1)
Composite package yield	$15.69	$15.76	—	$15.77	$15.67	1
FREIGHT STATISTICS
Average daily freight pounds (000s):
U.S.	2,201	6,067	(64)	3,440	5,674	(39)
International priority	4,485	4,353	3	4,625	4,405	5
International economy	10,990	11,072	(1)	11,387	11,307	1
Total average daily freight pounds	17,676	21,492	(18)	19,452	21,386	(9)
Revenue per pound (yield):
U.S.	$2.06	$1.68	23	$1.89	$1.66	14
International priority	1.95	1.90	3	1.95	1.95	—
International economy	0.68	0.63	8	0.68	0.64	6
Composite freight yield	$1.17	$1.18	(1)	$1.20	$1.18	2
Operating weekdays	63	63	—	190	191	(1)

1 – ADV is calculated on a 5-day-per-week basis.

2 – International Domestic statistics relate to international intra-country operations.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2025

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	February 28, 2025	February 29, 2024	Percent Change		February 28, 2025	February 29, 2024	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,089	$2,205	(5)		$6,595	$7,042	(6)
Operating expenses:
Salaries and employee benefits	939	959	(2)		2,899	2,962	(2)
Purchased transportation	202	218	(7)		602	668	(10)
Rentals	72	70	3		215	209	3
Depreciation and amortization	113	108	5		335	297	13
Fuel	112	134	(16)		344	437	(21)
Maintenance and repairs	85	78	9		255	247	3
Intercompany charges	142	132	8		433	405	7
Other	163	165	(1)		500	503	(1)
Total operating expenses	1,828	1,864	(2)		5,583	5,728	(3)
Operating income	$261	$341	(23)		$1,012	$1,314	(23)
Operating margin	12.5%	15.5%	(300)	bp	15.3%	18.7%	(340)	bp

OPERATING STATISTICS
Operating weekdays	62	62	—		188	189	(1)
Average daily shipments (000s):
Priority	58.2	61.5	(5)		61.2	65.4	(6)
Economy	26.9	27.7	(3)		28.2	28.9	(2)
Total average daily shipments	85.1	89.2	(5)		89.4	94.3	(5)
Weight per shipment (lbs):
Priority	935	974	(4)		943	979	(4)
Economy	877	885	(1)		870	880	(1)
Composite weight per shipment	917	946	(3)		920	949	(3)
Revenue per shipment:
Priority	$360.68	$363.21	(1)		$359.19	$360.47	—
Economy	408.56	414.79	(2)		405.72	412.84	(2)
Composite revenue per shipment	$375.81	$379.26	(1)		$373.85	$376.53	(1)
Revenue per hundredweight:
Priority	$38.57	$37.31	3		$38.11	$36.80	4
Economy	46.59	46.89	(1)		46.66	46.92	(1)
Composite revenue per hundredweight	$41.00	$40.10	2		$40.66	$39.68	2